EXHIBIT 99.1

LataMed AI Corp. Announces Effectiveness of 5-for-1 Forward Stock Split

Caracas, Venezuela – July 15, 2026 – LataMed AI Corp. (OTC: LMED) (the “Company”) today announced that its previously announced 5-for-1 forward stock split has become effective at the opening of trading following publication of the corporate action on the FINRA Daily List dated July 14, 2026.

In connection with the forward stock split, the Company's common stock will begin trading today under the temporary trading symbol LMEDD. The temporary "D" designation is a standard FINRA identifier used in connection with certain corporate actions and is expected to remain in place for approximately twenty (20) business days, after which the trading symbol is expected to revert to LMED.

The forward stock split has also been implemented in conjunction with the Company's mandatory share exchange and new CUSIP number, 21116R404. In connection with the corporate action, the Company's prior CUSIP number, 21116R305, is being suspended effective upon market effectiveness of the forward stock split.

The Company wishes to remind shareholders that those holding shares through brokerage accounts or in electronic book-entry form generally are not required to take any action. Brokerage firms, custodians, and other market participants are expected to process the corporate action automatically through the normal securities settlement process.

Shareholders holding physical stock certificates are not required to immediately surrender their certificates. However, when physical certificates are presented to the Company's transfer agent for transfer, sale, or exchange, they will be processed in accordance with the mandatory exchange procedures then in effect and exchanged for the appropriate number of post-split shares under the new CUSIP.

Dr. Kevin Rodan Levy, Chief Executive Officer of LataMed AI Corp., stated: “Today's implementation of our forward stock split represents an important corporate milestone for LataMed AI. We appreciate the continued support of our shareholders and look forward to continuing the execution of our long-term strategy as we focus on expanding our telemedicine platform and pursuing commercialization opportunities for our CardioAI, PulmoAI, and NeuroAI artificial intelligence platforms.”

The Company encourages shareholders with questions regarding the exchange process to contact their brokerage firm or the Company's transfer agent for additional information.

For additional information, please visit https://latamed.ai, follow the Company's official social media channels, or review the Company's filings with the U.S. Securities and Exchange Commission at www.sec.gov.

About LataMed AI Corp.

LataMed AI Corp. (OTC: LMED) is a development-stage digital health and artificial intelligence technology company focused on building telehealth infrastructure, healthcare coordination tools, analytics capabilities, and AI-enabled healthcare solutions for emerging markets. The Company's strategy is centered on developing technology platforms designed to support healthcare access, patient engagement, provider coordination, emergency medical response, pharmacy integration, insurance accessibility, payment solutions, and data-driven healthcare operations, with an initial regional focus on Latin America.

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Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company's business strategy, corporate actions, forward stock split implementation, mandatory share exchange procedures, capital structure initiatives, healthcare technology initiatives, commercialization initiatives, operational execution, strategic commercial relationships, market opportunities, regional expansion plans, and future operations.

These statements are based on current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Actual results may differ materially due to various factors, including, but not limited to, the Company's ability to successfully implement its business plan; the availability of financing; the Company's ability to obtain required regulatory authorizations; operational execution risks; technology deployment risks; risks associated with operations in emerging markets; the completion and processing of the forward stock split and mandatory share exchange; the Company's ability to pursue commercialization opportunities for its healthcare technology platforms; and general economic and market conditions.

The Company undertakes no obligation to update any forward-looking statements except as required by applicable law.

Disclaimer

This press release is provided for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. Any investment decision should be made solely on the basis of information contained in the Company's filings with the U.S. Securities and Exchange Commission and other publicly available documents.

The Company's securities involve a high degree of risk. Prospective investors are urged to carefully review all risk factors and disclosures contained in the Company's SEC filings before making any investment decision.

No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained herein.

Investor Relations Contact

LataMed AI Corp.

ir@latamed.ai

+1 (787) 476-2350

https://latamed.ai

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